Exhibit 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John C. Roche, Jeffrey M. Farber, and Dennis F. Kerrigan, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the "Company") and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ John C. Roche		February 16, 2023
John C. Roche	President, Chief Executive Officer and Director

/s/ Jeffrey M. Farber		February 21, 2023
Jeffrey M. Farber	Executive Vice President and Chief Financial Officer

/s/ Warren E. Barnes		February 23, 2023
Warren E. Barnes	Senior Vice President, Corporate Controller and Principal Accounting Officer

/s/ Francisco A. Aristeguieta		February 8, 2023
Francisco A. Aristeguieta	Director

/s/ Kevin J. Bradicich		February 7, 2023
Kevin J. Bradicich	Director

/s/ Theodore H. Bunting, Jr.		February 8, 2023
Theodore H. Bunting, Jr.	Director

/s/ Jane D. Carlin		February 7, 2023
Jane D. Carlin	Director

/s/ J. Paul Condrin III		February 5, 2023
J. Paul Condrin III	Director

/s/ Cynthia L. Egan		February 10, 2023
Cynthia L. Egan	Chair of the Board

/s/ Martin P. Hughes		February 7, 2023
Martin P. Hughes	Director

/s/ Wendell J. Knox		February 7, 2023
Wendell J. Knox	Director

/s/ Kathleen S. Lane		February 7, 2023
Kathleen S. Lane	Director

/s/ Joseph R. Ramrath		February 7, 2023
Joseph R. Ramrath	Director

/s/ Harriett Tee Taggart		February 8, 2023
Harriett “Tee” Taggart	Director

/s/ Elizabeth A. Ward		February 7, 2023
Elizabeth A. Ward	Director